EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Westcon Group, Inc. on Form S-1 of our report with respect to RBR Group Limited dated January 14, 2000, appearing elsewhere in the Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche
Chartered Accountants and Registered Auditors
Bracknell, England
January 12, 2001